Exhibit 10.1

Citibank, N.A. 730 Veterans Memorial Highway Hauppauge, NY 11788

Tel 631 265 5147
Fax 631 265 4888
June 28, 2006

International Smart Sourcing, Inc.
320 Broad Hollow Road
Farmingdale, NY 11735

Re: $l,700,000 borrowing base line of credit

Gentlemen or Ladies:

          Citibank, N.A. (“Citibank”) is pleased to advise you it holds available for International Smart Sourcing, Inc. (the “Borrower”), a corporation organized and in good standing under the laws of the State of Delaware, a borrowing base line of credit (the “Line”) in the amount of $1,700,000, subject to the following terms and conditions:

          1.       Description of the Line:

                    Loans provided under the Line shall be evidenced by Citibank’s Master Note (the “Note”) in the amount of the Line, which Note shall bear interest at a rate equal to the prime rate of interest as published in the Money Rates column of the Wall Street Journal from time to time (the “Prime Rate”). Any change in the Prime Rate shall take effect on the date of the change in the Prime Rate.

                    Interest on the unpaid principal balance of the Note from time to time outstanding shall be payable monthly in arrears commencing on the first day of the month following the date of the first advance under the Note. Any advance under the Line made by Citibank in its discretion shall be in an amount not less than $25,000 and the Borrower may prepay, in part or in full, at any time, any loans outstanding under the Line in increments of not less than 25,000 without premium or penalty.

                    Notwithstanding any provisions herein to the contrary, the maximum availability under the Line shall not exceed an amount determined with application to the following borrowing base formula:

                    The sum of (i) eighty percent (80%) of the Borrower’s “Eligible Accounts Receivable”, that is all accounts of the Borrower dated not more than ninety (90) days from their respective invoice dates; excluding: (a) those accounts deemed ineligible by Citibank in its sole reasonable discretion, (b) other than Allen Field Co., Inc. accounts due from affiliates, officers and employees, (c) contra accounts, (d) foreign accounts, (e) accounts due from bankruptcies, (f) accounts due on consignment and (g) all accounts of any account debtors if fifty percent (50%) or more than 90 days past due and (ii) the lesser “of fifty percent (50%) of the Borrower’s “Eligible Inventory” or $400,000 (the “Borrowing Limit”). Terms used in this paragraph shall have the meaning given to such terms in the Borrowing Base Certificate, identified herein. The aggregate of all advances and loans under the Line shall at no time exceed the availability under the Borrowing Limit and the Borrower shall pay to Citibank promptly after demand such amounts as may be necessary from time to time to reduce the aggregate of all such loans and advances to an amount not in excess of the Borrowing Limit.

                    The Borrower acknowledges and agrees that the Line is uncommitted and requests for advances or extensions of credit thereunder shall be approved in the discretion of Citibank, which may refuse to make an extension of credit under the Line at any time without prior notice to the Borrower, and that the performance or compliance by the Borrower of the agreements contained in this letter, or in any other document or agreement evidencing or securing such advances or extensions of credit, shall not obligate Citibank to make an advance or provide an extension of credit thereunder.

                    Subject to the terms and conditions hereof, the Line shall be available until June 30, 2007.

          2.       Purpose of the Line:

                    The purpose of the Line shall be to support the working capital needs of the Borrower.

          3        Guarantors:

                    Repayment of all loans, extensions of credit and financial accommodations provided under the Line together with interest and costs thereon shall be guaranteed, jointly and severally, by David Kassel and Andrew Franzone (the “Individual Guarantors”) and Electronic Hardware Corp., Smart Sourcing, Inc. and Compact Disc Packaging Corp. (the “Corporate Guarantors”) pursuant to Citibank’s Guarantee of All Liability.

          4.       Security for the Line:

                    The Line shall be secured by a first priority security interest in all assets and personal property of the Borrower and the Corporate Guarantors pursuant to Citibank’s General Security Agreement and duly filed UCC-1 Financing Statements.

          5.       Conditions Precedent:

                    Prior to the Borrower’s initial request for an advance under the Line, it shall have provided to Citibank, if it has not already done so:

                              (i)          A copy of the resolutions passed by the Borrower’s Board of Directors certified by its Secretary as being in full force and effect authorizing the borrowing described herein and the execution of all documents and agreements required by Citibank to evidence and secure the Line; and

                              (ii)        A certified copy of the certificate of incorporation of the Borrower.

          6.       Financial Reporting:

                    The Borrower shall provide to Citibank:

                              (i)          As soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year, a copy of the 10-K report of the Borrower and Corporate Guarantors filed or to be filed with the Securities and Exchange Commission (“SEC”).

                              (ii)         As soon as available, but in any event within sixty (60) days after the end of each fiscal quarter, a copy of the 10-Q report filed or to be filed with the SEC.

                              Each of the financial statements specified in Sections (i) and (ii) above shall be accompanied by a certificate signed by the president or chief financial officer of the Borrower to the effect that such statements fairly present the financial condition of the Borrower as of the balance sheet date and results of the operations of the Borrower for the period(s) then ended in accordance with generally accepted accounting principles consistently applied.

                              (iii)        As soon as available, but in any event within twenty five (25) days after the end of each calendar month, a Borrowing Base Certificate, in form and substance satisfactory to Citibank.

                              (iv)        As soon as available, but in any event within one hundred twenty 120 days after the last day of each calendar year, the personal financial statement of the Individual Guarantors, on Citibank’s form.

                              (v)         Such other financial or additional information as Citibank may from time to time request.

          7.       Special Requirements:

                    a.       The Borrower agrees to maintain:

                              (i)          a capital base (the sum of capital surplus, earned surplus, capital stock and such other items as are allowable under generally accepted accounting principles and subordinated liabilities minus deferred charges, intangibles, receivables due from stockholders, officers or affiliates and treasury stock) in an amount not less than $1,900,000 at the end of each fiscal quarter.

                              (ii)         a maximum leverage ratio (the ratio of total unsubordinated liabilities to capital base) of not greater than 1.75 to 1.0 at the end of each fiscal quarter.

                    b.       The Borrower shall maintain hazard insurance on its inventory with a financially sound and reputable insurance company in such amounts as are necessary to cover not less than the replacement cost of such inventory and covering such risks as are usually carried by companies engaged in the same or similar business which insurance policy shall be endorsed to name Citibank lender loss payee.

          8.       Administration Fee:

                    In order to compensate Citibank for costs attributable to Citibank’s due diligence review of the Borrower’s financial condition and business operations, including, without limitation, any credit and financial analysis conducted by Citibank to determine whether the Line shall be made available to the Borrower, the Borrower agrees to pay Citibank upon closing an administration fee of $10,000.

          9.       Integration:

                    This letter amends, replaces and supersedes that certain letter agreement dated April 25, 2006 between the Borrower and Citibank.

          10.     Acceptance:

                    If the foregoing is acceptable, please so indicate by signing and returning this letter together with the administration fee before July 12, 2006, the date this letter will otherwise expire, unless extended in writing by Citibank.

Very truly yours,

Vice President

Agreed and Accepted this 29 day of June, 2006

INTERNATIONAL SMART SOURCING, INC.

By:
Name:
Title:
Electronic Hardware Corp.